SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

December 21, 2015

(Date of earliest event Reported)

PLEASANT KIDS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 West Olive Ave. 5F, Burbank, CA 91505

(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 710-KIDS

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 and Item 1.02.  Termination of and Entry into a Material DeDefnitive Agreement.

On December 21, 2015, we terminated a previously disclosed stock exchange agreement with the shareholders of Next Group Holdings, Inc. On the same date, we entered into an Agreement and Plan of merger to merge with Next Group Holdings. In order to facilitate the agreement and plan of merger, we caused a special purpose entity, NGH Acquisition Corp, to be incorporated by electronically filing Articles of Incorporation with the Florida Secretary of State Division of Corporations.  A copy of the agreement and plan of merger is annexed hereto. It is our expectation to promptly complete this merger upon clearance by the Florida Secretary of State. It is our intention to complete this acquisition and the statutory merger contemplated by the Agreement and Plan of Merger before the end of 2015.

Since the transactions contemplated by the agreement and plan of merger involved transactions between companies that are wholly-owned subsidiaries of each other we do not anticipate submitting the agreement and plan of merger to our shareholders for approval and instead intend to rely on the provisions that allow mergers between wholly-owned and controlled subsidiaries. Accordingly, we intend to complete this merger on or before December 31, 2015, through the filing of articles of merger with the Florida Secretary of State. We also intend to comply with rule 10 b-17 by filing the appropriate Corporate Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”) on or before December 31, 2015 and paying for expedited processing by FINRA.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

In connection with the execution of the agreement and plan of merger Calvin Lewis, Robert Rico and Kenneth C. Wiedrich resigned from the company and Arik Maimon appointed President and Chief Executive Officer.

Arik Maimon, 40, is an executive and founder of several telecommunications entities.  He has been in the telecommunications and related technology business since 1998.  Arik Maimon established an innovative and pioneering presence in the telecommunications and technology industry in February 1998 in order to better serve the long distance phone using communities. His long tenure with building start-up companies and growing them into highly successful enterprises has made Mr. Maimon unique and extraordinary in this industry. Arik currently serves as the Chairman and Chief Executive Officer of Next Group Holdings, Inc., which is a holding company that operates through a series of controlled subsidiaries.

Mr. Maimon identified a niche area in the industry and in order to better serve those customers, Mr. Maimon founded Next Cala and NxtGn in January 2010 and Next Mobile 360 in May 2013.

Arik has played a significant role in developing the framework to provide sustainable access to global communications and is poised to enable a mobile lifestyle for all, including the underserved who are currently unable to obtain mobile banking services. Additionally, Mr. Maimon has developed programs designed to enhance capacity, as well as meet and exceed his clients’ expectations. Arik is a man with a plan and his vision for the future is to provide innovative Mobile Banking to the masses.  His goal is for everyone to "Live a Mobile Lifestyle."

Item 9.01.  Financial Statements and Exhibits

Exhibits 10.1 Termination Agreement 10.2 Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2015

PLEASANT KIDS, INC.

By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

3